UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2007, Medical Solutions Management Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Vicis Capital Master Fund, one of its existing shareholders (“Vicis”). Pursuant to the Purchase Agreement, the Company sold to Vicis a convertible note in the original principal amount of $1,500,000 in exchange for $1,500,000.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on October 18, 2007, the Company issued a convertible note in the principal amount of $1,500,000 to Vicis. The Company received $1,500,000 as consideration for the convertible note. If the Company completes a subsequent financing of convertible debentures and warrants, the convertible note issued to Vicis shall be converted into securities issuable in such financing. The Company relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, for the issuance of the convertible note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 18, 2007, the Company’s Board of Directors voted to expand the size of the Board to five members. The Board elected David Barnes and Shad Stastney as a members of the Board of Directors effective immediately to fill the two vacancies created by the expansion. Mr. Stastney was recommended to the Board by Vicis, a principal security holder of the Company. Mr. Barnes was recommended to the Board by Brian Lesperance, President of the Company. The term for the newly appointment directors will expire at the Company’s next annual meeting of stockholders, or until his successor is duly appointed and elected.

Mr. Stastney is one of the members of Vicis Capital LLC, the managing partner of Vicis Capital Master Fund, one of the Company’s principal stockholders. Below is description of certain related transactions between the Company and Vicis since the Company’s last fiscal year.

On July 10, 2007, the Company entered into a Warrant and Debenture Amendment Agreement with Nite Capital, L.P., Apogee Financial Investments, Inc., Midtown Partners & Co., LLC, Douglas Arnold and Marshall Sterman, one of the Company’s directors, and Vicis, to amend the outstanding warrants and debentures previously issued such parties. In exchange for $2,100,000 in cash from Vicis, the Company agreed to reduce the warrant price in the outstanding warrants issued to Vicis to $0.01 and reduce the conversion price of the outstanding debentures issued to Vicis to $0.10, as well as eliminate certain exercise limitations provisions. This agreement also provides for the reduction of the warrant price in the outstanding warrants issued to the other investors party thereto to $0.20.

On May 18, 2007, the Company, Vicis, and OrthoSupply Management, Inc., a wholly-owned subsidiary of Medical Solutions Management, amended that certain Guarantee Fee, Reimbursement and Indemnification Agreement pursuant to which Medical Solutions Management agreed to reimburse Vicis for any additional payments Vicis is required to make as a result of the CTC Amendment and issued to Vicis a warrant to purchase 3,060,000 shares of Medical Solutions Management’s common stock. This warrant is exercisable for five years at a per share exercise price of $1.00.

On April 17, 2007, the Company entered into a Securities Purchase and Exchange Agreement with Vicis and Apogee Financial Investments Inc. Pursuant to this Purchase Agreement, the Company issued two 6% convertible senior secured debentures in the aggregate principal amount of $1,266,000, convertible into shares of the Company’s common stock, at a conversion price of $0.30 per share, two warrants to purchase an aggregate of 4,220,000 shares of the Company’s common stock at an exercise price of $0.345 per share and two warrants to purchase an aggregate of 4,220,000 shares of the Company’s common stock at an exercise price of $0.375 per share. The debentures mature on March 30, 2009 and are secured by a lien on all the personal property and assets of the Company. The warrants are exercisable for a period of five years.

As consideration for the debentures and warrants, Vicis surrendered the promissory note in the principal amount of $450,000 issued on February 20, 2007, the promissory note in the principal amount of $200,000 issued on January 18, 2007, and the promissory note in the principal amount of $400,000 issued on December 29, 2006.

On April 17, 2007, the Company issued to Vicis a warrant to purchase 4,000,001 shares of the Company’s common stock at an exercise price of $2.00, exercisable for five years. This warrant was issued to Vicis in consideration of the promissory notes issued to Vicis on December 31, 2007 in the principal amount of $400,000 and the promissory note issued on January 18, 2007 in the principal amount of $200,000 not being paid off by their stated maturity dates. In connection with this transaction, Medical Solutions Management, Vicis and Apogee entered into a Subordination Agreement whereby the lien on all the personal property and assets of Medical Solutions Management securing its obligations under debentures was subordinated to the lien granted by Medical Solutions Management to Vicis to secure its obligations under a separate debenture previously issued to Vicis on June 28, 2006.

On March 16, 2007, in connection with a Revolving Line of Credit Agreement with Sovereign Bank, the Company issued to Vicis a warrant to purchase 3,060,000 shares of the Company’s common stock, which warrant is exercisable for five years at a per share exercise price of $1.00. The closing price of the Company’s common stock on March 16, 2007 was $3.97.

On February 20, 2007, the Company entered into a note purchase agreement with Vicis Capital Master Fund, pursuant to which the Company issued a promissory note in the principal amount of $450,000 in favor of Vicis. The maturity date of the note is April 30, 2007. Interest accrues under the note at the rate of 5% per annum. The Company is not permitted to prepay principal or interest under the note. In the event the Company does not repay all outstanding principal and interest under the note on or before April 30, 2007, the maturity date of the note will be extended to June 30, 2007 and the Company will be obligated to issue to Vicis a warrant to purchase 3,000,000 shares of the Company’s common stock, which warrant will have an exercise price of $2.00 per share and will be exercisable for 5 years. This note was converted and cancelled on May 17, 2007 as described above.

On January 18, 2007, the Company issued a promissory note in the principal amount of $200,000 in favor of Vicis. The maturity date of the note is March 31, 2007. Interest accrues under the note at the rate of 5% per annum. The Company is permitted to prepay principal and interest under the note at any time without penalty. In the event the Company does not repay all outstanding principal and interest under the note on or before March 31, 2007, the maturity date of the note will be extended to May 30, 2007 and the Company will be obligated to issue to Vicis a warrant to purchase 1,333,334 shares of the Company’s common stock, which warrant will have an exercise price of $2.00 per share and will be exercisable for 5 years. This note was converted and cancelled on May 17, 2007 as described above.

On December 21, 2006, the Company issued a promissory note in the principal amount of $400,000 in favor of Vicis. The maturity date of the note is February 21, 2007. Interest accrues under the note at the rate of 5% per annum. The Company is permitted to prepay principal and interest under the note at any time without penalty. In the event the Company does not repay all outstanding principal and interest under the note on or before February 21, 2007, the maturity date of the note will be extended to April 21, 2007 and the Company will be obligated to issue to Vicis a warrant to purchase 2,666,667 shares of its common stock, which warrant will have an exercise price of $2.00 per share and will be exercisable for 5 years. This note was converted and cancelled on May 17, 2007 as described above.

On June 28, 2006, the Company entered into a Securities Purchase and Exchange Agreement with Vicis. Pursuant to this agreement, the Company sold to Vicis a 6% senior secured convertible debenture in the original principal amount of $2,000,000, convertible into shares of the Company’s common stock at a rate of $.207016 per share, a warrant to purchase 8,000,000 shares of the Company’s common stock, exercisable for five years at a price of $0.345 per share, and a warrant to purchase 8,000,000 shares the Company’s common stock, exercisable for five years at price of $0.375 per share. The interest rate of the debenture is 6% per annum. The maturity date of the debenture is June 28, 2008. The warrants are exercisable until June 28, 2011. As consideration, Vicis paid us $1,700,000 cash less $60,000 for incurred expenses and surrendered a convertible note in the principal amount of $300,000 previously sold to Vicis on May 3, 2006 and 1,994,419 shares of the Company’s common stock. The closing market price of the Company’s common stock on June 28, 2006 was $3.00.

In connection with the Securities Purchase and Exchange Agreement dated as of June 28, 2006, the Company entered into Lock-Up and Leak-Out Agreements with Vicis. The Lock-Up and Leak Out Agreement provide that until June 28, 2008, the security holder shall not sell, transfer or otherwise dispose of the Company’s securities; provided however, the security holder may consummate sales of up to ten percent of the owned securities during the each year of the agreement.

On May 3, 2006, the Company entered into a Securities Purchase Agreement with Vicis. Pursuant to the Securities Purchase Agreement, the Company sold to Vicis a convertible note in the original principal amount of $300,000 and 300,000 shares of the Company’s common stock, in exchange for $300,000. This note could be exchanged for a new Note for an aggregate principal amount of the unpaid principal balance. Upon the consummation of a securities purchase agreement with the Company, the Company was obligated to issue a new promissory note for an original principal amount of $300,000. No interest was payable on this note and there was no stated maturity date of this note. However, by its terms, this note converted into a like amount of the securities issued in the June 2006 financing. The closing market price of the Company’s common stock on May 3, 2006 was $2.00.

Pursuant to the Exchange Agreement among the Company, Vicis Capital Master Fund and Midtown Partners & Co., LLC and Nite Capital L.P., dated as of April 13, 2006, the stockholders party to the agreement assigned, exchanged and converted their right, title and interest to shares of the Company’s then outstanding Series A Preferred Stock and the Company issued these stockholders shares of its common stock, as set forth below. These shares and other securities have been registered under the Form SB-2 Registration Statement declared effective by the Securities and Exchange Commission on April 18, 2006. The closing market price of the Company’s common stock on April 13, 2006 was $3.00.

Stockholder	Number of Shares of Series A Preferred Stock Assigned, Exchanged and Converted	Number of Shares of Common Stock Issued
Vicis Capital Master Fund	1,500,000	2,000,000
Midtown Partners & Co., LLC	90,000	120,000
Nite Capital L.P.	110,000	220,000

Pursuant to the terms of the Amended and Restated Investor Rights Agreement dated June 28, 2006, by and among the Company, John Hallal, Patricia Jenkins, FP Associates, Vicis, Midtown Partners & Co., LLC and Nite Capital LP, the Company has an obligation to register certain securities with the Securities and Exchange Commission. Specifically, the Company has agreed to register the shares of common stock underlying the warrant issued to Vicis, the shares of common stock underlying the debenture issued to Vicis, the shares of common stock held by John Hallal and Patricia Jenkins, shares of common stock with Vicis may purchase from The Baum Law Firm and the shares of common stock underlying the warrant issued to FP Associates. The Company was obligated to file a Registration Statement by or before July 29, 2006, and to have the Registration Statement declared effective by the SEC by December 6, 2006. The Company filed a Registration Statement on Form SB-2 for the afore-mentioned shares on August 8, 2006. Upon not being declared effective by the SEC, the Company withdrew the Registration Statement from registration on December 1, 2006. As a result of the Company’s Registration Statement not being declared effective by December 6, 2006, the Company became obligated to pay Vicis an amount equal to one percent of the aggregate principal amount of the debenture issued to Vicis, payable, at the election of the Company, in cash or in shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Note Purchase Agreement dated as October 18, 2007 by and between Medical Solutions Management Inc. and Vicis Capital Master Fund

10.2	Convertible Promissory Note dated October 18, 2007 issued by Medical Solutions Management Inc. in favor of Vicis Capital Master Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President and Treasurer

EXHIBIT LIST

Exhibit	Description
10.1	Note Purchase Agreement dated as October 18, 2007 by and between Medical Solutions Management Inc. and Vicis Capital Master Fund

10.2	Convertible Promissory Note dated October 18, 2007 issued by Medical Solutions Management Inc. in favor of Vicis Capital Master Fund